Exhibit 99.1

Contact:

Laurence P. Birch

Senior Vice President and Chief Financial Officer

(847) 229-2222

Aksys, Ltd. Announces Implementation of More Focused Strategy

Lincolnshire, IL – December 6, 2005 - Aksys®, Ltd. (NASDAQ: AKSY), a pioneer in innovative dialysis systems, announced today its plan to realign its operating model with the current home dialysis market. This program will include several operational changes that are designed to significantly reduce the Company’s cash burn rate, and provide a more focused resource allocation.

Aksys, Ltd. President and CEO Bill Dow commented, “Over the last three and a half years, Aksys’ innovative home hemodialysis machine has provided ESRD patients with a treatment that improves health and quality of life.” Mr. Dow continued, “However, as with other innovative products within the healthcare industry, adopting change is difficult in a space that is dependent on existing structures and conventional therapies. As CMS continues to move the current reimbursement structure towards an expanded bundle, and clinics further understand the financial and logistical benefit of daily home dialysis, we want to be in a position to take advantage of this ever changing market. Until we reach a more robust adoption for our innovative offering, we must demonstrate a more focused strategy and more prudent capital management. Our announcement today reflects the first steps in these very important initiatives.”

The Company’s focused strategy will include:

•                  Focusing sales and service efforts on target markets that have shown the highest adoption rates for the PHD® System including Atlanta, Seattle and Baltimore. The Company will continue to develop these and other areas that have demonstrated initial traction and an opportunity for added, significant growth.

•                  Focusing internal R&D efforts on improving and expanding the capabilities of the current PHD model (including hemodiafiltration, nocturnal dialysis, etc.) while working with DEKA to develop future models with the purpose of further reducing manufacturing costs of the PHD and providing increased benefits and performance for our patients.

•                  Reduce the size of our workforce and spending on non-essential projects. These efforts are imperative to properly align the Company’s cost structure and focus the available resources needed to execute its new strategy.

•                  Continuing to seek the additional capital required to fund its commercial activities.  The Company continues to evaluate financing alternatives.

As a result of this modified strategy, the Company expects to reduce its cash burn rate while still keeping the Company on a realistic growth path.

Mr. Dow added, “Being the first to market, we have paved the way for dialysis patients to experience life in a new, healthier way.  We believe our more narrowed, focused strategy will enable us to use our capital in a more effective manner, while also maintaining our long-term competitive position.”

About the Company

Aksys, Ltd. produces hemodialysis products, providing services for patients suffering from kidney failure. The Company’s lead product, the PHD® System, is a currently available, advanced technology hemodialysis system designed to improve clinical outcomes of patients and reduce mortality, morbidity and the associated high cost of patient care.  Aksys was the 2005 recipient of the Frost & Sullivan Medical Device Medical Devices Award. In selecting Aksys for the award, Frost & Sullivan named the Aksys Personal PHD System the “Enabling Technology of the Year.”  Further information is available on Aksys’ website: www.aksys.com.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Our actual results could differ materially from the results identified or implied in any forward-looking statement. These statements are based on our views as of the date they are made with respect to future results or events. Factors that could cause such a difference include, but are not limited to, the following: (i) uncertainty about the acceptance of the PHD System by both potential users and purchasers, including without limitation, patients, clinics and other health care providers; (ii) risks related to uncertain unit pricing and product cost, which may not be at levels that permit the Company to be profitable; (iii) risks related to quality control issues and consistency of service applicable to the PHD System; (iv) market, regulatory reimbursement and competitive conditions; (v) risks related to the failure to meet additional development and manufacturing milestones for the PHD System on a timely basis, including, without limitation, manufacturing and servicing cost reduction efforts; (vi) our ability to obtain sufficient capital on acceptable terms to run our business; (vii) risks inherent in relying on third parties to manufacture the PHD System; (viii) changes in Quality System Requirements; (ix) risks related to the disposition of our common stock by Durus Life Sciences Master Fund Ltd. and its affiliates. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized; (x) uncertainties regarding the amount of separation and severance costs which will be incurred as a result of our cost reduction plan; and (xi) our ability to successfully implement  our cost reduction plan while maintaining our competitive position.

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